UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) June 1, 2011

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the report on Form 8-K filed by Old Republic International Corporation (“ORI” or the “Company”) with the Securities and Exchange Commission on June 1, 2011 (the “Original Filing”). That Original Filing reported on the voting on matters considered by the shareholders at ORI’s Annual Meeting. The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future advisory votes on executive compensation. No other changes have been made to the Original Filing made by the Company.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 27, 2011, the shareholders of ORI conducted a non-binding advisory vote on how frequent future advisory votes on executive compensation should be held. The majority of ORI shareholders recommended that the Company hold an annual advisory vote on executive compensation. After considering this vote, the Board of Directors of ORI decided that the Company will hold future advisory votes on executive compensation on an annual basis until the Company next considers this issue. It is anticipated that the Company’s shareholder shall again vote on the frequency of shareholders votes on executive compensation no earlier than 2014 and no later than 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: August 31, 2011	By: __/s/ Spencer LeRoy III_________________________
Spencer LeRoy III
Senior Vice President,
Secretary and General Counsel